Exhibit (j)(i) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference our report, dated May 17, 2005, on the statement of changes in net assets for the year ended March 31, 2005 and the financial highlights for the four years in the period ended March 31, 2005 for the Federated Fund for U.S. Government Securities (the "Fund"), in the Annual Shareholder Report as of March 31, 2006, that the Fund expects to file on or about June 5, 2006, with the Securities and Exchange Commission.



/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts

June 5, 2006